UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 12, 2024
COMMISSION FILE NUMBER 001-36285
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 46-4559529
Rayonier Advanced Materials Inc.
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-4600

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $0.01 par value	RYAM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On November 12, 2024, RYAM BioNova SAS, a French simplified joint-stock company (“RYAM BioNova SAS”), as Borrower, and Rayonier A.M. France SAS, a French simplified joint-stock company (“RYAM France”), as Guarantor, each subsidiaries of Rayonier Advanced Materials Inc. (“RYAM”) entered into a Senior Credit Loan Agreement for €37 million in secured term loans with Crédit Lyonnais, Arkéa Banque Entreprises et Institutionnels, and BNP Paribas (the “Credit Agreement”).  The Credit Agreement establishes a credit facility of EUR 37,000,000, divided into Tranche A, totaling EUR 27,750,000, and Tranche B, totaling EUR 9,250,000. Borrowings under the facility bear interest at a floating rate tied to EURIBOR, with an initial margin of 2.00% per annum for Tranche A and 2.50% per annum for Tranche B, subject to adjustment based on certain financial performance metrics. Tranche A requires quarterly principal repayments commencing February 12, 2027, with each installment amounting to 5% of the drawn amount, and the outstanding balance to be fully repaid by the final maturity date of November 12, 2031. Tranche B is structured with a single balloon repayment at its maturity date on November 12, 2032. Drawdowns are available under the Credit Agreement until the second anniversary of the Credit Agreement, subject to customary conditions precedent.

On November 12, 2024, RYAM France, RYAM, RYAM BioNova SAS and SWEN Impact Fund for Transition 3 (“SWEN”) entered into the RYAM BioNova Shareholder Agreement (the “Shareholder Agreement”) in connection with SWEN’s equity investment in RYAM BioNova SAS, which  contemplates that SWEN will fund up to €30 million in exchange for preferred shares representing a 20% ownership stake RYAM BioNova SAS. Of this commitment, €15 million is to be funded at closing, with subsequent funding of the balance to be made contingent on achievement of key RYAM BioNova SAS project milestones. As the holder of the preferred shares, SWEN is entitled to a minimum internal rate of return (IRR) of 16% and a 2x investment multiple. SWEN also holds a preferential right to dividends, ensuring distributions are prioritized to meet these return objectives before ordinary shareholders, and is entitled to certain exit rights. A RYAM BioNova SAS supervisory committee, consisting of three RYAM-appointed members and one SWEN-appointed member, has been established to oversee RYAM BioNova SAS’s strategic direction.

The above summaries of the material terms of the Credit Agreement and the Shareholder Agreement are not intended to be exhaustive and are qualified in their entirety by reference to the full text of each agreement, each of which will be included as exhibits to RYAM's 2024 Form 10-K.

Item 7.01.	Regulation FD Disclosure

RYAM issued a press release announcing the Credit Agreement and SWEN’s equity investment in RYAM BioNova SAS.

A copy of the press release announcing the debt and equity transactions is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

99.1	Press release entitled “RYAM Raises €67 million Green Capital to Invest in its Biomaterials Strategy”
104	Cover page interactive data file (embedded within the Inline XBRL document)

1

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc.

By:	/s/ R. COLBY SLAUGHTER
R. Colby Slaughter
Senior Vice President, General Counsel and Corporate Secretary

Date: November 18, 2024